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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
March 24, 2003
Amending report dated March 13, 2003

KEYSTONE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33199	88-0467845
(Commission File No.)	(IRS Employer ID)

4710, St-Ambroise
Suite 224A
Montreal, Quebec
Canada H4C 2C7
(Address of principal executive offices and Zip Code)

(514) 337-2447
(Registrant's telephone number, including area code)

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Keystone Mines Limited
(A Development Stage Company)
Balance Sheets
(expressed in U.S. dollars)
	December 31,	June 30,	December 31,
	2002	2002	2002
	$	$	$
	(unaudited)	(audited)	(unaudited Pro Forma)
			(Note 1)
ASSETS
Current Assets
Cash	14	11,530	14
Total Current Assets	14	11,530	14
Capital Assets (Note 1)			67,725
Patents (Note 1)			75,990
In Process Reseach and Development (Note 1)			0
C-Chip Technology (Note 1)			574,285
Mineral Properties	-	27	-
Total Assets	14	11,557	718,014
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	-	1,941	40,000
Accrued liabilities	1,500	-	1,500
Promissory Note (Note 1)			500,000
Due to related party	-	1,018	-
Total Current Liabilities	1,500	2,959	541,500
Debenture (Note 1)			803,000
Total Liabilities	1,500	2,959	1,344,500
Stockholders' Equity (Deficit)
Common Stock, 100,000,000 shares authorized
with a par value of $0.00001; 25,223,060 (2001-
6,011,198) shares issued and outstanding (Note 1)	60	60	60

Additional Paid-in Capital	601,060	601,060	626,050
	601,120	601,120	626,110
Deficit Accumulated During the Development Stage	-602,606	-592,522	-1,252,606
Total Stockholders' Equity (Deficit)	-1,486	8,598	-626,486
Total Liabilities and Stockholders' Equity	14	11,557	718,004

Keystone Mines Limited
(A Development Stage Company)
Note 1 to Pro Forma Balance Sheet, December 31, 2002

The Pro Forma Balance Sheet as at December 31, 2002 reflects the January 7, 2003 purchased the assets and intellectual property relating to C-ChipJJ technology. The C-ChipJJ technology acquired is a new patent-pending wireless communications set of tools that offers complete remote control and access over targeted equipment and services. It allows selective enabling, disabling and other commands from/to anywhere in the world. The Company's initial marketing effort will be focused on North America, with services expanded later to Europe and Asia.

The purchase was paid for with 250,000 restricted shares of common stock with a fair value of $ 25,000, a promissory note in the amount of $500,000 due January 31, 2003, and a convertible debenture in the amount of $2,000,000 with a fair value of $803,000 (maturing on January 15, 2007, coupon of 2.5% payable at the option of the holder in restricted shares of common stock). The debenture convertible into restricted common stock at a 15% discount from market, using the face value of $ 2,000,000. The due date of the note was subsequently extended to permit completion of a private placement of common stock to fund the acquisition and provide working capital. The company will also pay up to $40,000 for expenses related to the purchase.

The acquisition of C-Chip Technology has been accounted for under FASB 142 in the Pro Forma using the purchase method of accounting, allocated as follows:

Capital assets	$67,725
Patents and trademarks	$75,990
In Process R & D	$650,000
C-Chip Technology	$574,285

The In Process R & D is charged to Deficit Accumulated During the Development Stage. The convertible debenture will be accreted up to $2,000,000 over the 5 years at $59,850 per quarter.

Keystone intends to change its name to C-Chip Technologies Corporation.

On January 7, 2003 a total of 5,000,000 shares were returned to treasury and cancelled.

The Company declared a stock dividend of 19 shares of common stock for each 1 share outstanding. The record date for the stock dividend was January 20, 2003 and the shares began trading on a post-dividend basis on January 23, 2003. As of that date, the Company had a total of 25,223,960 common shares outstanding post-dividend.

All of these events are reflected in the Pro Forma Balance Sheet as at December 31, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of March, 2003.

KEYSTONE MINES LIMITED

BY:	/s/ Stephane Solis Stephane Solis, President and Chief Executive Officer